EXHIBIT 1
AMENDED AND RESTATED JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of us of a statement on Schedule 13D relating to the Common Stock, par value $.01 per share, of Centennial Communications Corp., a Delaware corporation, and that any amendments thereto filed by any of us will be filed on behalf of each of us. This Agreement may be included as an exhibit to such joint filing.

BLACKSTONE CCC CAPITAL PARTNERS L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C.

By:	/s/ Robert L. Friedman

Name: Robert L. Friedman Title: Member

BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C.

By:	/s/ Robert L. Friedman

Name: Robert L. Friedman Title: Member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C.

By:	/s/ Robert L. Friedman

Name: Robert L. Friedman Title: Member

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C.

By:	/s/ Robert L. Friedman

Name: Robert L. Friedman Title: Member

BLACKSTONE CAPITAL COMMITMENT PARTNERS III L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C.

By:	/s/ Robert L. Friedman

Name: Robert L. Friedman Title: Member

BLACKSTONE SERVICES (CAYMAN) III LDC

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C.

By:	/s/ Robert L. Friedman

Name: Robert L. Friedman Title: Member

/s/ Peter G. Peterson

PETER G. PETERSON

/s/ Stephen A. Schwarzman

STEPHEN A. SCHWARZMAN
Dated: August 3, 2007